Exhibit 1

Transactions in the Securities of the Issuer Since the Filing of Amendment No. 3 to the Schedule 13D

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

Sale of Common Stock	(1,226,162)	10.7100	04/01/2026
Purchase of Cash-Settled Total Return Swap	1,226,162	10.7100	04/01/2026
Sale of Common Stock	(1,830,091)	10.8500	04/02/2026
Purchase of Cash-Settled Total Return Swap	1,830,091	10.8500	04/02/2026

STARBOARD VALUE AND OPPORTUNITY S LLC

Sale of Common Stock	(170,243)	10.7100	04/01/2026
Purchase of Cash-Settled Total Return Swap	170,243	10.7100	04/01/2026
Sale of Common Stock	(254,094)	10.8500	04/02/2026
Purchase of Cash-Settled Total Return Swap	254,094	10.8500	04/02/2026

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

Sale of Common Stock	(66,875)	10.7100	04/01/2026
Purchase of Cash-Settled Total Return Swap	66,875	10.7100	04/01/2026
Sale of Common Stock	(99,814)	10.8500	04/02/2026
Purchase of Cash-Settled Total Return Swap	99,814	10.8500	04/02/2026

STARBOARD X MASTER FUND LTD

Sale of Common Stock	(447,418)	10.7100	04/01/2026
Purchase of Cash-Settled Total Return Swap	447,418	10.7100	04/01/2026
Sale of Common Stock	(667,788)	10.8500	04/02/2026
Purchase of Cash-Settled Total Return Swap	667,788	10.8500	04/02/2026

STARBOARD VALUE LP

(Through the Starboard Value LP Account)

Sale of Common Stock	(367,302)	10.7100	04/01/2026
Purchase of Cash-Settled Total Return Swap	367,302	10.7100	04/01/2026
Sale of Common Stock	(548,213)	10.8500	04/02/2026
Purchase of Cash-Settled Total Return Swap	548,213	10.8500	04/02/2026